Exhibit 99.1

ASX Announcement

13 February 2024

Full Year 2023 Results webcast details

Coronado Global Resources Inc. (ASX: CRN) will report its Full Year 2023 Results on Tuesday 20 February 2024, commencing at 9.00am (AEST) / 10.00am (AEDT) | Tuesday 19 February at 6pm (EST). The presentation will be hosted by Mr Douglas Thompson, Managing Director and Chief Executive Officer and Mr Gerhard Ziems, Group Chief Financial Officer.

WEBCAST DETAILS

Investors will be able to access the webcast via the following link:

Coronado Global Resources Inc. 2023 Full Year Results Presentation, available at https://loghic.eventsair.com/crnfy23/register200224/Site/Register

CONFERENCE CALL DETAILS

Alternatively, if you would like to join by telephone, please click on the link below to pre-register.

Diamond Pass Invitation (c-conf.com), available at https://s1.c-conf.com/diamondpass/10035832-9dp5gy.html

The webcast and presentation will be recorded and made available on Coronado’s website www.coronadoglobal.com shortly after the meeting.

This announcement was authorised for release in accordance with the Disclosure Policy of Coronado Global Resources Inc.

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For further information please contact:

Investors Andrew Mooney Vice President Investor Relations & Communications P: +61 458 666 639 E: amooney@coronadoglobal.com	Media Helen McCombie Citadel Magnus P: +61 411 756 248 E: hmccombie@citadelmagnus.com

Coronado Global Resources Inc.	Level 33, Central Plaza One, 345 Queen Street
ARBN: 628 199 468	Brisbane QLD 4000

T: +61 7 3031 7777 | F: +61 7 3229 7402
www.coronadoglobal.com